UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2006

Commission File Number: 333 - 118398

SOUND REVOLUTION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(state or other jurisdiction of incorporation or organization)

1511 West 40th Avenue, Vancouver, British Columbia, Canada V6M 1V7
(Address of principal executive offices)

(604) 780-3914
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

On October 6, 2006, Sound Revolution Inc. (“Sound Revolution”) through its wholly-owned subsidiary Charity Tunes Inc. (“Charity Tunes”), entered into an Agency and Promotion Agreement (the “Agreement”) with War Child Canada (“War Child”) to raise money and awareness of War Child’s cause through the participation in promotional programs with Charity Tunes. Charity Tunes will collect an amount equal to a minimum of 10% of the purchase price of a song or other digital content or products sold on its websites for which purchasers select War Child as the recipient of the donation. In addition, War Child has authorized Charity Tunes to collect donations on its behalf, for which Charity Tunes will charge a 6% service fee.

The initial term of the Agreement is for one year. Thereafter, the term shall extend from year to year unless one party gives the other party notice of termination no later than 30 days prior to the end of the term.

The Agreement contains a clause that the parties shall work together on at least 1 major promotional campaign a year designed to increase visits and sales at the Charity Tunes website (www.charitytunes.com) and to raise money and awareness for War Child.

Item 8.01 Other Events

On October 6, 2006, Sound Revolution Inc. (the “Company”) entered into a consulting agreement with Robert Lanni (“the Consulting Agreement”).

Mr. Lanni is a partner for Coalition Management, an artist management group whose artists include Our Lady Peace (Columbia), Finger Eleven (Wind-Up), Simple Plan (Atlantic), Idle Sons (EMI), The Waking Eyes (Coalition Records/Warner), Neverending White Lights (Ocean/Maple Music), Inward Eye (J Records), and Hurst (Maple Music). In addition to his work at Coalition, Mr. Lanni was the past chairman of the Canadian chapter of the Music Managers Forum and is a current member of the board of directors.

The Consulting Agreement provides that Mr. Lanni is to serve as a member of the Company’s Board of Advisors. In doing so, Mr. Lanni will assist the Company in finding a major celebratory spokesperson and assist the Company in aligning itself with musicians for major promotions. As compensation for his services, Mr. Lanni will receive quarterly options to purchase 15,000 shares of the Company’s common stock. In addition, Mr. Lanni will receive further options to purchase common stock of the Company on completion of certain milestones. The Agreement may be terminated by either the Company or Mr. Lanni upon 30 days written notice.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are included as part of this report:

	10.1	Agency and Promotional Agreement between Charity Tunes Inc. and War Child Canada dated October 6, 2006

	10.2	Consultant Agreement between Sound Revolution Inc. and Robert Lanni dated October 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND REVOLUTION INC.

Date:October 11, 2006	By:	/s/ Penny Green
Penny Green, Director, Chair of the Board,
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer